Exhibit 21.1

List of Subsidiaries of Celanese Corporation

Name of Company	Jurisdiction

1776461 Canada Inc.	Canada
Acetex (Cyprus) Ltd.	Cyprus
Acetex Chemicals Limited	United Kingdom
Acetex Chimie S.A.	France
Acetex Derivatives, SAS	France
Acetex Intermediates, SAS	France
Acetyls Holdco Cayman Ltd.	Cayman Islands
Alberta Ag — Industries Ltd.	Canada
Amcel International Co., Inc.	Delaware
BCP Holdings GmbH	Germany
CAPE Holding GmbH	Germany
Celanese (China) Holding Co., Ltd.	China
Celanese (Nanjing) Acetyl Derivatives Co., Ltd.	China
Celanese (Nanjing) Chemicals Co., Ltd.	China
Celanese (Nanjing) Diversified Chemical Co., Ltd.	China
Celanese (Shanghai) International Trading Co., Ltd.	China
Celanese Acetate Limited	United Kingdom
Celanese Acetate LLC	Delaware
Celanese Advanced Materials Inc.	Delaware
Celanese Americas LLC	Delaware
Celanese Canada Inc.	Canada
Celanese Chemicals Europe GmbH	Germany
Celanese Chemicals Iberica S.L	Spain
Celanese Chemicals Inc.	Delaware
Celanese Chemicals India Private Ltd	India
Celanese Chemicals S.A. (Pty) Ltd.	South Africa
Celanese Chemicals UK Ltd.	United Kingdom
Celanese Deutschland Holding GmbH	Germany
Celanese do Brasil Ltda.	Brazil
Celanese Emulsions B.V	Netherlands
Celanese Emulsions GmbH	Germany
Celanese Emulsions Ltd.	United Kingdom
Celanese Emulsions Norden AB	Sweden
Celanese Emulsions Pension Plan Trust Ltd	United Kingdom
Celanese EVA Performance Polymers Corporation	North Carolina
Celanese EVA Performance Polymers Inc.	Canada
Celanese EVA Performance Polymers Partnership	Canada
Celanese Far East Ltd.	Hong Kong
Celanese Global Relocation LLC	Delaware
Celanese GmbH	Germany
Celanese Holding GmbH	Germany
Celanese Holdings B.V	Netherlands
Celanese Holdings LLC	Delaware
Celanese Holdings Luxembourg S.à r.l	Luxembourg
Celanese Hungary Kft.	Hungary
Celanese International Corporation	Delaware
Celanese International Holdings Luxembourg S.à r.l	Luxembourg
Celanese Japan Limited	Japan
Celanese Korea Chusik Hoesa	Korea
Celanese Ltd.	Texas
Celanese Mexico Holdings LLC	Delaware
Celanese Polisinteza d.o.o*†	Slovenia
Celanese Pte. Ltd.	Singapore
Celanese S.A.	Argentina
Celanese SA	Belgium
Celanese Singapore Pte. Ltd.	Singapore
Celanese Singapore VAM Pte., Ltd.	Singapore

Celanese US Holdings LLC	Delaware
Celanese Ventures USA Inc	Delaware
Celstran GmbH	Germany
Celtran Inc.	Delaware
Celwood Insurance Company	Vermont
CNA Funding LLC	Delaware
CNA Holdings LLC	Delaware
Crystal US Holding 3 L.L.C.	Delaware
Crystal US Sub 3 Corp.	Delaware
Edmonton Methanol Company	Canada
Elwood Insurance Limited	Bermuda
FKAT LLC	Delaware
Grupo Celanese, S. de R.L. de C.V.**	Mexico
HNA Acquisition ULC	Canada
Hoechst Italia S.p.A†	Italy
InfraServ Verwaltungs GmbH	Germany
KEP Americas Engineering Plastics, LLC	Delaware
KEP Europe GmbH	Germany
Majoriva GmbH	Germany
Methanol Holdco Cayman Ltd.	Cayman Islands
Northern Mountains Celcan LP	Canada
NutriCapital Inc.	Delaware
Nutrinova Benelux S.A./N.V.	Belgium
Nutrinova France S.à r.l	France
Nutrinova Inc.	Delaware
Nutrinova Nutrition Specialties & Food Ingredients GmbH	Germany
Nutrinova UK Limited†	United Kingdom
Riomava GmbH	Germany
Servicios Corporativos Celanese S. de R.L. de C.V.	Mexico
Synthesegasanlage Ruhr GmbH i.L***†	Germany
Tenedora Tercera de Toluca S. de R.L. de C.V.	Mexico
Ticona Austria GmbH	Austria
Ticona CR s.r.o	Czech Republic
Ticona Fortron Inc.	Delaware
Ticona France S.à r.l	France
Ticona GmbH	Germany
Ticona Hungaria Kft.	Hungary
Ticona Industrial Co. Ltd.	South Korea
Ticona Italia S.r.L	Italy
Ticona Japan Ltd.	Japan
Ticona Korea Ltd.	Korea
Ticona LLC	Delaware
Ticona Norden Denmark A/S	Denmark
Ticona PBT Holding B.V	Netherlands
Ticona Polymers Inc.	Delaware
Ticona Polymers Ltda.	Brazil
Ticona Technische Polymere gAG	Russia
Ticona Teknik Polimerler Sanayi ve Tic. Ltd.****†	Turkey
Ticona UK Limited	United Kingdom
Transatlantique Chimie S.A.	France
Tydeus Erste Vermögensverwaltungs GmbH	Germany
Tydeus Zweite Vermögensverwaltungs GmbH	Germany
US Pet Film Inc.	Delaware
Varimajo GmbH	Germany

*	Aggregate ownership is 76.00%

**	Aggregate ownership is 99.89%

***	Aggregate ownership is 50.00%

****	Aggregate ownership is 99.95%

†	In liquidation